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                                                                    Exhibit 10.1

                               PURCHASE AGREEMENT
                               ------------------


        THIS PURCHASE AGREEMENT ("Agreement") is made as of the 2nd day of March, 2007 by and among Narrowstep Inc., a Delaware corporation (the "Company"), and the Investors set forth on the signature pages affixed hereto (each an "Investor" and collectively the "Investors").

                                    RECITALS

                A. The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("Regulation D"), as promulgated by the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended; and

                B. The Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, upon the terms and conditions stated in this Agreement, (i) up to $10,000,000 in aggregate principal amount of the Company's 12% Mandatorily Convertible Notes in the form attached hereto as EXHIBIT A (the "Notes") which Notes are convertible into securities of the Company as provided therein and an (ii) warrants to purchase up to an aggregate of 5,000,000 shares of the Company's Common Stock, par value $0.000001 per share (together with any securities into which such shares may be reclassified the "Common Stock") (subject to adjustment) at an exercise price of $0.60 per share (subject to adjustment) in the form attached hereto as EXHIBIT B (the "Warrants"); and

        In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. DEFINITIONS. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth below:

                "AFFILIATE" means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common control with, such Person.

                "BUSINESS DAY" means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

                "COMPANY'S KNOWLEDGE" means the actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company.

                "CONFIDENTIAL INFORMATION" means trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, processes, procedures and


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techniques, research and development information, computer program code, performance specifications, support documentation, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information).

                "CONTROL" (including the terms "controlling", "controlled by" or "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                "CONVERSION SECURITIES" means the securities issued upon conversion of the Notes, including any shares of Common Stock issuable upon the exercise or conversion of any Conversion Securities.

                "INTELLECTUAL PROPERTY" means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing;
(iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; and (v) proprietary computer software (including but not limited to data, data bases and documentation).

                "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the results of operations or financial condition of the Company and its Subsidiaries taken as a whole, or (ii) the ability of the Company to perform its obligations under the Transaction Documents.

                "PERSON" means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

                "PURCHASE PRICE" means up to Ten Million Dollars ($10,000,000).

                "SEC FILINGS" has the meaning set forth in Section 4.6.

                "SECURITIES" means the Notes, the Conversion Securities, the Warrants and the Warrant Shares.

                "SUBSIDIARY" of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

                "TRANSACTION DOCUMENTS" means this Agreement, the Notes and the Warrants.

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                "WARRANT SHARES" means the shares of Common Stock issuable upon the exercise of the Warrants.

                "1933 ACT" means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

                "1934 ACT" means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

        2. PURCHASE AND SALE OF THE NOTES AND WARRANTS. Subject to the terms and conditions of this Agreement, on the Closing Date, each of the Investors shall severally, and not jointly, purchase, and the Company shall sell and issue to the Investors, the Notes and Warrants in the respective amounts set forth opposite the Investors' names on the signature pages attached hereto in exchange for the Purchase Price as specified in Section 3 below.

        3. CLOSING. Upon confirmation that the other conditions to closing specified herein have been satisfied or duly waived by the Investors, (i) the Investors shall cause a wire transfer in same day funds to be sent to the account of the Company as instructed in writing by the Company, in an amount representing such Investor's pro rata portion of the Purchase Price as set forth on the signature pages to this Agreement and (ii) the Company shall execute and FedEx to each Investor a Note and a Warrant representing the Notes and Warrants purchased by such Investor, registered in such name or names as the Investor may designate. The date on which the Company receives the Purchase Price is hereinafter referred to as the Closing Date. The closing of the purchase and sale of the Shares and Warrants (the "Closing Date") shall take place at the offices of Lowenstein Sandler PC, 1251 Avenue of the Americas, 18th Floor, New York, New York 10020, or at such other location and on such other date as the Company and the Investors shall mutually agree.

        4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Investors that, except as set forth in the schedules delivered herewith (collectively, the "Disclosure Schedules"):

                4.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and could not reasonably be expected to have a Material Adverse Effect.

                4.2 AUTHORIZATION. The Company has the corporate power and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities. The

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Transaction Documents constitute the legal, valid and binding obligations of the
Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors' rights generally.

                4.3 CAPITALIZATION. The SEC Filings (as defined below) set forth the capitalization of the Company as of December 31, 2006 and the outstanding warrants, options, convertible securities or other rights to subscribe for Common Stock as of such date. All of the issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in compliance in all material respects with applicable state and federal securities law and any rights of third parties. All of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights, were issued in compliance in all material respects with applicable state and federal securities law and any rights of third parties and are owned by the Company, beneficially and of record, subject to no lien, encumbrance or other adverse claim. No Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company. There are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them.

                The issuance and sale of the Securities hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than the Investors) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

                The Company does not have outstanding stockholder purchase rights or "poison pill" or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

                4.4 VALID ISSUANCE. The Warrants have been duly and validly authorized. Upon the due exercise of the Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investors. The Company has reserved a sufficient number of shares of Common Stock for issuance upon the exercise of the Warrants, free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investors.

                Upon the due conversion of the Notes, the Conversion Securities will (i) to the extent constituting capital stock of the Company, be validly issued, fully paid and non-assessable free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investors and (ii) in all other cases, constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to

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bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors' rights generally. No later than the Mandatory Conversion Date, the Company will have reserved a sufficient number of shares of Common Stock for issuance upon the exercise or conversion of any Conversion Securities exercisable for or convertible into Common Stock, free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investors.

                4.5 CONSENTS. The execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods. Subject to the accuracy of the representations and warranties of each Investor set forth in Section 5 hereof, the Company has taken all action necessary to exempt (i) the issuance and sale of the Securities, (ii) the issuance of the Warrant Shares upon due exercise of the Warrants, (iii) the issuance of the Conversion Securities and
(iv) the other transactions contemplated by the Transaction Documents from the provisions of any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the Company's Certificate of Incorporation or Bylaws that is or could reasonably be expected to become applicable to the Investors as a result of the transactions contemplated hereby.

                4.6 DELIVERY OF SEC FILINGS; BUSINESS. The Company has made available to the Investors through the EDGAR system, true and complete copies of the Company's most recent Annual Report on Form 10-KSB for the fiscal year ended February 28, 2006 (the "10-KSB"), and all other reports filed by the Company pursuant to the 1934 Act since the filing of the 10-KSB and prior to the date hereof (collectively, the "SEC Filings"). The SEC Filings are the only filings required of the Company pursuant to the 1934 Act for such period.

                4.7 USE OF PROCEEDS. The net proceeds of the sale of the Notes and the Warrants hereunder shall be used by the Company for working capital and general corporate purposes.

                4.8 NO MATERIAL ADVERSE CHANGE. Since February 28, 2006, except as identified and described in the SEC Filings, there has not been:

                        (i) any material adverse change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 2006;

                        (ii) any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

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                        (iii)   any material damage, destruction or loss,
whether or not covered by insurance to any assets or properties of the Company or its Subsidiaries;

                        (iv) any material labor difficulties or labor union organizing activities with respect to employees of the Company or any Subsidiary;

                        (v) any material transaction entered into by the Company or a Subsidiary other than in the ordinary course of business; or

                        (vi) any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect.

                4.9 SEC FILINGS. At the time of filing thereof as amended on or prior to the date hereof, the SEC Filings complied as to form in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                4.10 NO CONFLICT, BREACH, VIOLATION OR DEFAULT. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Securities will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company's Certificate of Incorporation or the Company's Bylaws, both as in effect on the date hereof (true and complete copies of which have been made available to the Investors through the EDGAR system), or (ii)(a) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any of their respective assets or properties, or (b) any agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or a Subsidiary is bound or to which any of their respective assets or properties is subject, except, in the case of clause (ii), for such breaches, violations or defaults as would not reasonably be expected to result in a Material Adverse Effect.

                4.11 TAX MATTERS. The Company and each Subsidiary has filed all tax returns required to have been filed by the Company or such Subsidiary with all appropriate governmental agencies and paid all taxes shown thereon or otherwise owed by it, except where such taxes are being contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company or any Subsidiary except for any assessment which is not material to the Company and its Subsidiaries, taken as a whole. All taxes and other assessments and levies that the Company or any Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens or claims pending or, to the Company's Knowledge, threatened against the Company or any Subsidiary or any of their respective assets or property.

                4.12 TITLE TO PROPERTIES. Except as disclosed in the SEC Filings, the Company and each Subsidiary has good and marketable title to all real properties and all other properties

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and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Filings, the Company and each Subsidiary holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

                4.13 CERTIFICATES, AUTHORITIES AND PERMITS. The Company and each Subsidiary possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, except where the failure to possess such certificates, authorities or permits as have not had and would not reasonably be expected to have a Material Adverse Effect and neither the Company nor any Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or such Subsidiary, would reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

                4.14    LABOR MATTERS.

                (a) The Company is not a party to or bound by any collective bargaining agreements or other agreements with labor organizations. The Company has not violated in any material respect any laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, labor organizations or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees' health, safety, welfare, wages and hours.

                (b) (i) There are no labor disputes existing, or to the Company's Knowledge, threatened, involving strikes, slow-downs, work stoppages, job actions, disputes, lockouts or any other disruptions of or by the Company's employees, (ii) there are no unfair labor practices or petitions for election pending or, to the Company's Knowledge, threatened before the National Labor Relations Board or any other federal, state or local labor commission relating to the Company's employees, (iii) no demand for recognition or certification heretofore made by any labor organization or group of employees is pending with respect to the Company and (iv) to the Company's Knowledge, the Company enjoys good labor and employee relations with its employees and labor organizations.

                4.15    INTELLECTUAL PROPERTY.

                (a) To the Company's Knowledge, all Intellectual Property used by the Company and its Subsidiaries in their respective businesses is valid and enforceable. No patent of the Company or its Subsidiaries is involved in any interference, reissue, re-examination or opposition proceeding.

                (b) To the Company's Knowledge, all of the licenses and sublicenses and consent, royalty or other agreements concerning Intellectual Property which are necessary for the conduct of the Company's and each of its Subsidiaries' respective businesses as currently

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conducted to which the Company or any Subsidiary is a party or by which any of their assets are bound (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) (collectively, "License Agreements") are enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally, and there exists no event or condition which will result in a material violation or breach of or constitute (with or without due notice or lapse of time or both) a default by the Company or any of its Subsidiaries under any such License Agreement.

                (c) The Company and its Subsidiaries own or have the valid right to use all of the Intellectual Property that is necessary for the conduct of the Company's and each of its Subsidiaries' respective businesses as currently conducted.

                (d) To the Company's Knowledge, the conduct of the Company's and its Subsidiaries' businesses as currently conducted does not infringe or otherwise impair or conflict with (collectively, "Infringe") any Intellectual Property rights of any third party or any confidentiality obligation owed to a third party. There is no litigation or order pending or outstanding or, to the Company's Knowledge, threatened, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property or Confidential Information of the Company and its Subsidiaries.

                4.16 ENVIRONMENTAL MATTERS. To the Company's Knowledge, (i) neither the Company nor any Subsidiary is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "Environmental Laws"), except for violations which have not had and would not be reasonably expected to have a Material Adverse Effect, (ii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iii) is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

                4.17 LITIGATION. There are no pending or, to the Company's Knowledge, threatened actions, suits or proceedings against or affecting the Company, its Subsidiaries or any of its or their properties which would reasonably be expected to have a Material Adverse Effect.

                4.18 FINANCIAL STATEMENTS. The financial statements included in each SEC Filing present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis ("GAAP") (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, as permitted by Form 10-QSB under the 1934 Act). Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof, neither the Company nor any of its Subsidiaries has incurred any liabilities, contingent or otherwise, except those

                                      -8-

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incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

                4.19 BROKERS AND FINDERS. Except for Brimberg & Co., no Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

                4.20 NO DIRECTED SELLING EFFORTS OR GENERAL SOLICITATION. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

                4.21 NO INTEGRATED OFFERING. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the 1933 Act.

                4.22 PRIVATE PLACEMENT. Assuming the accuracy of the representations and warranties of the Investors contained in Section 5 hereof and compliance by the Investors with the terms of the Transaction Documents, the offer and sale of the Securities to the Investors as contemplated hereby is exempt from the registration requirements of the 1933 Act.

                4.23 QUESTIONABLE PAYMENTS. Neither the Company nor any of its Subsidiaries nor, to the Company's Knowledge, any of their respective current or former stockholders, directors, officers or employees, has on behalf of the Company or any Subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company or any Subsidiary; or
(e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

                4.24 TRANSACTIONS WITH AFFILIATES. Except as disclosed in the SEC Filings, none of the officers or directors of the Company and, to the Company's Knowledge, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the

                                      -9-

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Company's Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

                4.25 INTERNAL CONTROLS. The Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company. Except as disclosed in the SEC Filings, the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the SEC Filings, the Company has established disclosure controls and procedures (as defined in 1934 Act Rules 13a-14 and 15d-14) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including the Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company's most recently filed period report under the 1934 Act, as the case may be, is being prepared. The Company's certifying officers have evaluated the effectiveness of the Company's controls and procedures as of the end of the period covered by the most recently filed periodic report under the 1934 Act (such date, the "Evaluation Date"). The Company presented in its most recently filed periodic report under the 1934 Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company's internal controls (as such term is defined in Item 308 of Regulation S-B) or, to the Company's Knowledge, in other factors that could significantly affect the Company's internal controls. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the 1934 Act.

                4.26 DISCLOSURES. Neither the Company nor any Person acting on its behalf has provided the Investors or their agents or counsel with any information that constitutes or might constitute material, non-public information, other than the terms of this transaction. The Company understands that the Investors will be relying on this representation in effecting transactions in the Company's securities.

        5. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS. Each of the Investors hereby severally, and not jointly, represents and warrants to the Company that:

                5.1 ORGANIZATION AND EXISTENCE. Such Investor is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to invest in the Securities pursuant to this Agreement.

                5.2 AUTHORIZATION. The execution, delivery and performance by such Investor of the Transaction Documents to which such Investor is a party have been duly authorized and

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will each constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors' rights generally.

                5.3 PURCHASE ENTIRELY FOR OWN ACCOUNT. The Securities to be received by such Investor hereunder will be acquired for such Investor's own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, however, to such Investor's right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time. Such Investor is not a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered.

                5.4 INVESTMENT EXPERIENCE. Such Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

                5.5 DISCLOSURE OF INFORMATION. Such Investor has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities. Such Investor acknowledges receipt of copies of the SEC Filings. Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, amend or affect such Investor's right to rely on the Company's representations and warranties contained in this Agreement.

                5.6 RESTRICTED SECURITIES. Such Investor understands that the Securities are characterized as "restricted securities" under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

                5.7 LEGENDS. It is understood that, except as provided below, certificates evidencing the Securities may bear the following or any similar legend:

                        (a) "The securities represented hereby may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to Rule 144(k), or (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933, as amended, or qualification under applicable state securities laws."

                        (b) If required by the authorities of any state in connection with the issuance of sale of the Securities, the legend required by such state authority.

                5.8 ACCREDITED INVESTOR. Such Investor is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act.

                5.9 NO GENERAL SOLICITATION. Such Investor did not learn of the investment in the Securities as a result of any public advertising or general solicitation.

                5.10 BROKERS AND FINDERS. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

                5.11 PROHIBITED TRANSACTIONS. During the last thirty (30) days prior to the date hereof, neither such Investor nor any Affiliate of such Investor which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Investor's investments or trading or information concerning such Investor's investments, including in respect of the Securities, or (z) is subject to such Investor's review or input concerning such Affiliate's investments or trading (collectively, "Trading Affiliates") has, directly or indirectly, effected or agreed to effect any short sale, whether or not against the box, established any "put equivalent position" (as defined in Rule 16a-1(h) under the 1934 Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Securities (each, a "Prohibited Transaction"). Prior to the earlier of (i) the termination of this Agreement and
(ii) such time as may be permitted pursuant to the Qualified Financing Documents (as defined in the Notes), such Investor shall not, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in a Prohibited Transaction. Such Investor acknowledges that the representations, warranties and covenants contained in this Section 5.11 are being made for the benefit of the Investors as well as the Company and that each of the other Investors shall have an independent right to assert any claims against such Investor arising out of any breach or violation of the provisions of this Section 5.11.

        6.      CONDITIONS TO CLOSING.

                6.1 CONDITIONS TO THE INVESTORS' OBLIGATIONS. The obligation of each Investor to purchase the Notes and the Warrants at the Closing is subject to the fulfillment to such Investor's satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by such Investor (as to itself only):

                        (a) The representations and warranties made by the Company in Section 4 hereof qualified as to materiality shall be true and correct at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in
Section 4 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

                        (b) The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Securities and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.

                        (c) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

                        (d) The Investors shall have received an opinion from Lowenstein Sandler PC, the Company's counsel, dated as of the Closing Date, in form and substance reasonably acceptable to the Investors and addressing such legal matters as the Investors may reasonably request.

                        (e) No stop order or suspension of trading shall have been imposed by the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.

                6.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The Company's obligation to sell and issue the Notes and the Warrants at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the
Company:

                        (a) The representations and warranties made by the Investors in Section 5 hereof, other than the representations and warranties contained in Sections 5.3, 5.4, 5.5, 5.6, 5.7, 5.8 and 5.9 (the "Investment Representations"), shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investment Representations shall be true and correct in all respects when made, and shall be true and correct in all respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investors shall have performed in all material respects all obligations and covenants herein required to be performed by them on or prior to the Closing Date.

                        (b) The Investors shall have delivered the Purchase Price to the Company.

                6.3     TERMINATION OF OBLIGATIONS TO EFFECT CLOSING; EFFECTS.

                        (a) The obligations of the Company, on the one hand, and the Investors, on the other hand, to effect the Closing shall terminate as follows:

                                (i)     Upon the mutual written consent of the
Company and the Investors;

                                (ii)    By the Company if any of the conditions
set forth in Section 6.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;

                                (iii)   By an Investor (with respect to itself
only) if any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment, and shall not have been waived by the Investor; or

                                (iv)    By either the Company or any Investor
(with respect to itself only) if the Closing has not occurred on or prior to March 7, 2007;

provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party's seeking to terminate its obligation to effect the Closing.

                        (b) In the event of termination by the Company or any Investor of its obligations to effect the Closing pursuant to this Section 6.3, written notice thereof shall forthwith be given to the other Investors and the other Investors shall have the right to terminate their obligations to effect the Closing upon written notice to the Company and the other Investors. Nothing in this Section 6.3 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

        7.      COVENANTS AND AGREEMENTS OF THE COMPANY.

                7.1 RESERVATION OF COMMON STOCK. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the exercise of the Warrants, such number of shares of Common Stock as shall from time to time equal the number of shares sufficient to permit the exercise of the Warrants issued pursuant to this Agreement in accordance with their respective terms. No later than the Mandatory Conversion Date, the Company shall reserve a sufficient number of shares of Common Stock for issuance upon the exercise or conversion of any Conversion Securities exercisable for or convertible into Common Stock.

                7.2 NO CONFLICTING AGREEMENTS. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company's obligations to the Investors under the Transaction Documents.

                7.3 COMPLIANCE WITH LAWS. The Company will comply in all material respects with all applicable laws, rules, regulations, orders and decrees of all governmental authorities.

                7.4 REMOVAL OF LEGENDS. Upon Rule 144(k) becoming available, delivery to the transfer agent for the Common Stock (the "Transfer Agent") (with a copy to the Company), of the certificate representing the shares of Common Stock (or the Company, in the case of the Notes and Warrants) and the delivery to the Company and/or the Transfer Agent, as applicable, of a representation letter from the Investor in customary form that Rule 144(k) applies, the Company shall or shall promptly cause the Transfer Agent to issue replacement securities which does not bear a restrictive legends.

                7.5 EQUAL TREATMENT OF INVESTORS. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents on a pro rata basis measured with respect to their then-investment in the securities issued pursuant hereto. No payment of principal or interest on any Note shall be made to any Investor unless a pro rata amount of interest and principal is also paid to all other Investors in respect of their Notes. For clarification purposes, this provision constitutes a separate right granted to each Investor by the Company and negotiated separately by each Investor, and is intended for the Company to treat the Investors as a class and shall not in any way be construed as the Investors acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.


        8.      SURVIVAL AND INDEMNIFICATION.

                8.1 SURVIVAL. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement; provided, however, that any claim for Losses arising out of a breach of representation or warranty must be made, if at all, within one year of the Closing Date.

                8.2 INDEMNIFICATION. The Company agrees to indemnify and hold harmless each Investor and its Affiliates and their respective directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, "Losses") to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person.

                8.3 CONDUCT OF INDEMNIFICATION PROCEEDINGS. Promptly after receipt by any Person (the "Indemnified Person") of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 8.2, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; PROVIDED, HOWEVER, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Company shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

        9.      MISCELLANEOUS.

                9.1 SUCCESSORS AND ASSIGNS. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investors, as applicable, provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of its Securities in a private transaction without the prior written consent of the Company or the other Investors, after notice duly given by such Investor to the Company provided, that no such assignment or obligation shall affect the obligations of such Investor hereunder. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                9.2 COUNTERPARTS; FAXES. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

                9.3 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                9.4 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days' advance written notice to the other party:

                        If to the Company:

                                 Narrowstep Inc.
                                 Battersea Studios
                                 80 Silverthorne Road
                                 London  SW8 3HE
                                 United Kingdom

                                       and

                                 116 Village Blvd, Suite 200
                                 Princeton, NJ 08540
                                 Attention: David C. McCourt, Interim Chief
                                 Executive Officer
                                 Fax:  (609) 951 2252

                        With a copy to:

                                 Lowenstein Sandler PC
                                 65 Livingston Avenue
                                 Roseland, NJ 07068
                                 Attention:  John D. Hogoboom
                                 Fax:  (973) 597-2383

                        If to the Investors:

to the addresses set forth on the signature pages hereto.

                9.5 EXPENSES. The parties hereto shall pay their own costs and expenses in connection herewith.

                9.6 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors agreeing to purchase a majority of the Shares. Any amendment or waiver effected in accordance with this Section 9.6 shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities, and the Company.

                9.7 PUBLICITY. Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Investors without the prior consent of the Company (in the case of a release or announcement by the Investors) or the Investors (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company or the Investors, as the case may be, shall allow the Investors or the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance. By 8:30 a.m. (New York City time) on the trading day immediately following the Closing Date, the Company shall issue a press release disclosing the consummation of the transactions contemplated by this Agreement. No later than the fourth trading day following the Closing Date, the Company will file a Current Report on Form 8-K attaching the press release described in the foregoing sentence as well as copies of the Transaction Documents. In addition, the Company will make such other filings and notices in the manner and time required by the SEC.

                9.8 SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

                9.9 ENTIRE AGREEMENT. This Agreement, including the Exhibits and the Disclosure Schedules, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

                9.10 FURTHER ASSURANCES. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

                9.11 GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

                9.12 INDEPENDENT NATURE OF INVESTORS' OBLIGATIONS AND RIGHTS. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Securities pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

                            [signature page follows]

        IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company:                           NARROWSTEP INC.



                                       By:     /s/ Lisa VanPatten
                                          --------------------------------------
                                       Name:   Lisa VanPatten
                                       Title:  Chief Financial Officer

The Investors:                         STIASSNI CAPITAL PARTNERS, L.P.



                                       By:    /s/ Nicholas C. Stiassni
                                          --------------------------------------
                                       Name:  Nicholas C. Stiassni
                                       Title: Manager, Stiassni Capital LLC
                                                           General Partner

Aggregate Purchase Price:  $350,000
Number of Warrants:  175,000


Address for Notice:
                                              3400 Palos Verdes Drive, West
                                              Rancho Palos Verdes, CA 90275




                                       OMNI CAPITAL FUND, L.P.



                                       By:    /s/ Arun Netravali
                                          --------------------------------------
                                       Name:  Arun Netravali
                                       Title: Managing Partner, Omnicapital, LLC

Aggregate Purchase Price:  $1,000,000
Number of Warrants:  500,000


Address for Notice:
                                              10 Byron Court
                                              Westfield, NJ 07090

                                       W. INVESTMENT PARTNERS V, LLC



                                       By:    /s/ Irving J. Weintraub
                                          --------------------------------------
                                       Name:  Irving J. Weintraub
                                       Title: Director

Aggregate Purchase Price:  $425,000
Number of Warrants:  212,500


Address for Notice:
                                              William Morris Agency
                                              151 El Camino Drive
                                              Beverly Hills, CA 90212




                                       LEWIS OPPORTUNITY FUND, L.P.


                                               /s/ Austin Lewis
                                          --------------------------------------
                                       Name:   Austin Lewis
                                       Title:  General Partner


Aggregate Purchase Price:  $1,275,000
Number of Warrants:  637,500


Address for Notice:
                                              45 Rockefeller Plaza, Suite 2570
                                              New York, NY 10111



                                       LAM OPPORTUNITY FUND, LTD


                                              /s/ Austin Lewis
                                          --------------------------------------
                                       Name:  Austin Lewis
                                       Title: General Partner

Aggregate Purchase Price:  $225,000
Number of Warrants:  112,500


Address for Notice:
                                              45 Rockefeller Plaza, Suite 2570
                                              New York, NY 10111

                                          /s/ John L. Steffens
                                          --------------------------------------
                                          John L. Steffens

Aggregate Purchase Price:  $500,000
Number of Warrants:  250,000


Address for Notice:
                                              c/o Spring Mountain Capital
                                              65 East 55th Street, 33rd Floor
                                              New York, NY 10022



                                          /s/ Barry Sternlicht
                                          --------------------------------------
                                          Barry Sternlicht

Aggregate Purchase Price:  $1,000,000
Number of Warrants:  500,000


Address for Notice:
                                              591 West Putnam Avenue
                                              Greenwich, CT 06830




                                          /s/ Roger L. Werner, Jr.
                                          --------------------------------------
                                          Roger L. Werner, Jr.

Aggregate Purchase Price:  $150,000
Number of Warrants:  75,000


Address for Notice:
                                              10 Barnstable Lane
                                              Greenwich, CT 06830

                                       SANO VENTURES XII LLC



                                       By:    /s/ Stanley Mauss
                                          --------------------------------------
                                       Name:  Stanley Mauss
                                       Title: CFO

Aggregate Purchase Price:  $500,000
Number of Warrants:  250,000


Address for Notice:
                                              1700 Broadway 17th Floor
                                              New York, NY 10019




                                       GLACIER PARTNERS, L.P.



                                       By:    /s/ Peter Castellanos
                                          --------------------------------------
                                       Name:  Peter Castellanos
                                       Title: General Partner - Glacier Partners

Aggregate Purchase Price:  $200,000
Number of Warrants:  100,000


Address for Notice:
                                              812 Anacapa Street, Suite B
                                              Santa Barbara, CA 93101

                                       SOPHROSYNE TECHNOLOGY FUND LTD



                                       By:   /s/ Benjamin Taylor
                                          --------------------------------------
                                       Name:  Benjamin Taylor
                                       Title: Managing Member of G.P.

Aggregate Purchase Price:  $435,000
Number of Warrants:  217,500


Address for Notice:
                                              45 Rockefeller Plaza, Suite 2570
                                              New York, NY 10111

                                       SOVEREIGN CAPITAL ADVISORS, LLC



                                       By:    /s/ Stan Tara
                                          --------------------------------------
                                       Name:  Stan Tara
                                       Title: Manager, Sovereign Capital
                                              Advisors, LLC

Aggregate Purchase Price:  $100,000
Number of Warrants:  50,000


Address for Notice:
                                              930 Tahoe Boulevard, Suite 802-550
                                              Incline Village, NV 89451

                                       GRANAHAN MCCOURT CAPITAL, LLC



                                       By:    /s/ David C. McCourt
                                          --------------------------------------
                                       Name:  David C. McCourt
                                       Title: Member

Aggregate Purchase Price:  $500,000
Number of Warrants:  250,000


Address for Notice:
                                              179 Stony Brook Road
                                              Hopewell, NJ 08525

                                       ALB PRIVATE INVESTMENTS, LLC



                                       By:     /s/ Francis A. Mlynarczyk, Jr.
                                          --------------------------------------
                                       Name:   Francis A. Mlynarczyk, Jr.
                                       Title:  Managing Member

Aggregate Purchase Price:  $200,000
Number of Warrants:  100,000


Address for Notice:
                                              30 Rockefeller Plaza, Suite 4250
                                              New York, NY 10112-4204





                                       THE THUNEN FAMILY TRUST, DATED
                                       OCTOBER 4, 2005 UAD 10/04/05



                                       By:    /s/ Garret G. Thunen
                                          --------------------------------------
                                       Name:  Garret G. Thunen
                                       Title: Trustee



                                       By:    /s/ Carol Thunen
                                          --------------------------------------
                                       Name:  Carol Thunen
                                       Title: Trustee

Aggregate Purchase Price:  $150,000
Number of Warrants:  75,000


Address for Notice:
                                              30 Brookside Avenue
                                              Berkeley, CA 94705-2719

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                                          /s/ Phylis M. Esposito
                                          --------------------------------------
                                          Phylis M. Esposito

Aggregate Purchase Price:  $100,000
Number of Warrants:  50,000


Address for Notice:
                                              434 East 52nd Street
                                              Penthouse E
                                              New York, NY 10022-6487


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